Exhibit 2.1


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                            ASSET PURCHASE AGREEMENT

                                  By and Among

                                   SIELOX, LLC

                                       and

                            CHECKPOINT SYSTEMS, INC.

                          Dated as of November 4, 2005

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                                TABLE OF CONTENTS

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ARTICLE I
DEFINITIONS.......................................................................................................1

   1.1            Definitions.....................................................................................1

ARTICLE II
PURCHASE AND SALE OF SELLER'S ASSETS..............................................................................1

   2.1            Purchased Assets................................................................................1

   2.2            Excluded Assets.................................................................................4

   2.3            Assumed and Excluded Liabilities................................................................4

   2.4            Nonassignable Assets............................................................................6

ARTICLE III
PAYMENT OF PURCHASE PRICE.........................................................................................6

   3.1            Purchase Price..................................................................................6

   3.2            Accounts Receivable Adjustment..................................................................7

   3.3            Inventory Count and Determination of Inventory Valuation........................................7

   3.4            Estimated Closing Balance Sheet.................................................................7

   3.5            Closing Balance Sheet...........................................................................8

   3.6            Post-Closing Working Capital Adjustments........................................................8

   3.7            Allocation of Purchase Price....................................................................9

ARTICLE IV
CLOSING...........................................................................................................9

   4.1            Closing.........................................................................................9

   4.2            Transactions on the Closing Date................................................................9

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................................11

   5.1            Organization; Standing; Qualification..........................................................11

   5.2            Authority Relative to this Agreement...........................................................11

   5.3            Consents and Approvals; No Violations..........................................................12

   5.4            Title and Condition of Purchased Assets........................................................12

   5.5            Intangible Rights..............................................................................14

   5.6            Contracts......................................................................................14

   5.7            Restrictions on Division Business Activities...................................................15

   5.8            Financial Information..........................................................................15

   5.9            Absence of Changes or Events...................................................................15
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   5.10           Taxes..........................................................................................16

   5.11           Employee Benefit Plans.........................................................................16

   5.12           Compliance with Law; Permits...................................................................16

   5.13           Insurance......................................................................................16

   5.14           Litigation.....................................................................................17

   5.15           Suppliers and Customers........................................................................17

   5.16           Product Warranties.............................................................................17

   5.17           Absence of Certain Business Practices..........................................................17

   5.18           Brokers and Finders............................................................................18

   5.19           Disclosure.....................................................................................18

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................................................18

   6.1            Organization; Standing; Qualification..........................................................18

   6.2            Authority Relative to this Agreement...........................................................18

   6.3            Consents and Approvals; No Violations..........................................................19

   6.4            Brokers and Finders............................................................................19

ARTICLE VII
COVENANTS OF THE PARTIES.........................................................................................19

   7.1            Access to Information; Confidentiality.........................................................19

   7.2            Public Announcements...........................................................................19

   7.3            Certain Tax Matters............................................................................19

   7.4            Non-Compete and Non-Solicitation...............................................................20

   7.5            Employees......................................................................................21

   7.6            Litigation.....................................................................................22

   7.7            Collection of Accounts Receivable..............................................................22

   7.8            Preserve Accuracy of Representations and Warranties............................................22

   7.9            Operations Prior to Closing Date...............................................................22

   7.10           Schedule Update................................................................................22

ARTICLE VIII.....................................................................................................23

CONDITIONS TO OBLIGATIONS OF THE PARTIES.........................................................................23

   8.1            Conditions to Obligations of Purchaser.........................................................23

   8.2            Conditions to Obligations of Seller............................................................24

ARTICLE IX
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.....................................................................25
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   9.1            Survival of Representations and Covenants......................................................25

   9.2            Indemnification................................................................................25

   9.3            Conditions of Indemnification..................................................................26

   9.4            Disclosure.....................................................................................28

ARTICLE X
TERMINATION OF AGREEMENT.........................................................................................28

   10.1           Events of Termination..........................................................................28

   10.2           Effect of Termination..........................................................................29

   10.3           Waiver.........................................................................................29

ARTICLE XI
MISCELLANEOUS....................................................................................................29

   11.1           Further Assurances.............................................................................29

   11.2           Entire Agreement...............................................................................29

   11.3           Successors and Assigns.........................................................................30

   11.4           Governing Law..................................................................................30

   11.5           Severability...................................................................................30

   11.6           Waiver of Compliance...........................................................................30

   11.7           Amendments and Waivers.........................................................................31

   11.8           Counterparts...................................................................................31

   11.9           Captions.......................................................................................31

   11.10          Certain References.............................................................................31

   11.11          Interpretation.................................................................................31

   11.12          Notices........................................................................................31

   11.13          Expenses.......................................................................................32

                                    EXHIBITS

                  A        Definitions
                  B        Assignment and Assumption Agreement
                  C        Bill of Sale
                  D        Patent Assignment and Assumption Agreement
                  E        Trademark Assignment and Assumption Agreement
                  F        Escrow Agreement
                  G        Transition Services Agreement
                  H        Intellectual Property License Agreement


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

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of November 4, 2005 by and between Checkpoint Systems, Inc., a Pennsylvania corporation ("Seller") and Sielox, LLC, a Delaware limited liability company ("Purchaser").

                                    RECITALS

      WHEREAS, Purchaser is a wholly-owned subsidiary of LQ Corporation, a Delaware corporation ("Parent"); and

      WHEREAS, Seller is in the business of manufacturing and marketing technology-driven integrated solutions for retail security, labeling, and merchandising; and

      WHEREAS,  Seller  operates a  division  of its  business  known as "Access
Control" which develops, markets and sells electronic access control systems (the "Division Business"); and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desire to purchase from Seller, certain Purchased Assets (as hereinafter defined) used in, held by or relating to the Division Business, and Purchaser has agreed to assume certain specified liabilities pertaining to the Division Business described herein, in each case upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions. Unless otherwise provided herein, capitalized terms used herein without definition shall have the meanings ascribed to them in Exhibit A attached hereto.

                                   ARTICLE II
                      PURCHASE AND SALE OF SELLER'S ASSETS

2.1 Purchased Assets.

            (a) Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 4.1 hereof), Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, receive and accept from Seller, the following assets and rights owned by, leased to or otherwise used or usable by Seller in the operation of the Division Business, wherever located, whether tangible or intangible, real, personal or mixed (each a "Purchased Asset," and collectively, the "Purchased Assets"):

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            (i)  Assumed  Contract  Rights.  All of Seller's  rights,  title and interest after the Closing Date in and to the Assumed Contracts (as defined in Section 5.6 hereof) which Seller shall assign to Purchaser pursuant to the Assignment and Assumption Agreement;

            (ii) Equipment. Only the machinery, equipment, mechanical and electrical tools, sales and support tools, software development tools, dedicated manufacturing test equipment, test hardware, furniture and fixtures, trade show booths, office equipment and supplies, telephone equipment, communications equipment, computers, software and related equipment, maintenance and repair equipment, spare parts, accessories, boxes, miscellaneous inventories, stores and other items of tangible personal property described on Schedule 2.1(a)(ii) hereto, together with all operating manuals pertaining thereto (the "Equipment");

            (iii) Permits. All licenses, certificates, permits, franchises, registrations and authorizations of any Governmental Authority, and all permits, qualifications, certifications and licenses, which are held by Seller and are used solely in connection with the operation of the Division Business or the ownership of the Purchased Assets and are required for or otherwise relate solely to the operation of the Division Business or the ownership of the Purchased Assets, including, without limitation, those listed on Schedule 5.12 hereto (the "Permits"), but only to the extent such Permits may be transferred as a matter of law (but if any Permit cannot be transferred as a matter of law, Seller agrees to cooperate with and reasonably assist Purchaser in obtaining such Permit in accordance with the provisions of Section 2.4);

            (iv) Intangible Rights. Seller's right, title and interest only as set forth on Schedule 5.5 in and to all trademarks, trademark applications, service marks, trade names, copyrights, patents and patent applications, including all federal, state and foreign registrations thereof, and all technology, trade secrets, product designs and specifications, software programs, inventions, methods, processes, systems, know how, customer and supplier lists, pricing policies, market plans, business and development plans and other intangible rights and confidential or proprietary information that relate solely to, or are used solely in, the conduct and operation of the Division Business which shall be assigned pursuant to the Patent Assignment and Assumption Agreement and the Trademark Assignment and Assumption Agreement, and the other intangible rights listed on Schedule 5.5 hereto (collectively, the "Intangible Rights"), and all rights to sue for past or on-going infringement or misappropriation of any of the Intangible Rights and to seek and retain any recoveries resulting therefrom;

            (v) Inventory. All of Seller's inventory of raw materials (including packaging), work-in-process, and finished goods, which are used in, or relate to, the conduct and operation of the Division Business, wherever located, as set forth


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      in Schedule 2.1(a)(v) (the "Inventory"); provided, however, that Inventory shall not include any Hazardous Substances;

            (vi) Prepaid Expenses. All of Seller's prepaid expenses, deposits, charges, sums and fees in respect of the Division Business or any of the Purchased Assets;

            (vii) Warranties. All of Seller's rights under manufacturers' and vendors' warranties, and all similar rights against third parties, relating to items included in the Purchased Assets, to the full extent such rights are transferable (the "Warranties");

            (viii) Books and Records. Originals or, where not available, copies, of the books and records (including all computerized records and other storage media and the software used in connection therewith) of Seller directly and solely relating to the Division Business, including but not limited to all contracts, leases and other agreements and documentation which relate to or are a part of the Purchased Assets, books and records relating to accounts receivable of the Division Business, accounting and financial information of the Division Business, customer and supplier lists of the Division Business and customer and supplier files of the Division Business (the "Books and Records"), but not including (i) the corporate minute books, capital stock books or tax returns of Seller or
      (ii) any books and records directly pertaining to the Excluded Assets or any business activity of Seller other than the Division Business;

            (ix) Accounts Receivable. All of Seller's accounts receivable and other amounts due from third parties arising out of the conduct of the Division Business, as set forth on Schedule 2.1(a)(ix), other than those accounts receivable set forth on Schedule 2.2(d) (the "Accounts Receivable");

            (x) Advertising Materials. All promotional and advertising materials relating to the Division Business and the products and services thereof, including but not limited to, catalogs, brochures, handbooks, manuals and other such materials;

            (xi) Goodwill. The goodwill of the Division Business as a going concern, including specifically the goodwill associated with Intangible Rights; and

            (xii) Insurance Proceeds. All insurance proceeds (except to the extent relating to an Excluded Asset) for damage to, or the destruction or loss of any of the Purchased Assets.


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2.2 Excluded  Assets.  It is understood  and agreed between the parties that the following assets (the "Excluded Assets") shall not be included in the Purchased Assets and shall be excluded therefrom:

            (a) the corporate minute books, capital stock books and tax returns of Seller;

            (b) any and all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller with respect to income tax liabilities or withholding taxes relating to the Division Business accruing prior to the Closing Date;

            (c) any assets or properties owned, leased or otherwise held by Seller which do not relate to, or are not used in the conduct of, the Division Business; and

            (d) those accounts receivable set forth on Schedule 2.2(d).

2.3 Assumed and Excluded Liabilities.

            (a) At the Closing and except as otherwise provided in Section 2.3(c), Purchaser shall assume and agree to pay, honor and discharge when due the following liabilities (collectively, the "Assumed Liabilities"):

                  (i) all  Assumed  Contract  Obligations  relating  to  Assumed
            Contracts;

                  (ii) all trade  payables of Seller  incurred  in the  ordinary course of the conduct of the Division Business and listed by item and amount on Schedule 2.3(a)(ii) hereto;

                  (iii) all current liabilities of Seller incurred in the ordinary course of the conduct of Division Business and listed by item and amount on Schedule 2.3(a)(iii) hereto;

                  (iv) all  obligations  of Seller to provide its  customers who have purchased software with modifications to correct any problems with such software that have been published within the twelve (12) month period of the date of shipment of such software; and

                  (v) all  obligations  of Seller with  respect to any  warranty claims for defective invoiced products pursuant to the Assumed Contracts.

            (b) Other than the Assumed Liabilities,  Purchaser shall not assume, and the  parties  do not  intend  for  Purchaser  to  assume,  pursuant  to this
Agreement  or  otherwise,   any  liabilities  or  obligations  of  Seller,   its
shareholders or Affiliates of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, including, without


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limitation,  any of the  Excluded  Liabilities  (as  defined in  Section  2.3(c)
hereof). Seller shall faithfully pay, honor, perform and discharge as and when due all of the Excluded Liabilities.

            (c) Purchaser shall not assume and shall not be liable for any liabilities of Seller other than the Assumed Liabilities, and the Assumed
Liabilities specifically exclude the following liabilities (the "Excluded Liabilities"):

                  (i) any debts, liabilities or obligations, litigations, proceedings, claims and all other liabilities of any kind whatsoever, whether known or unknown, to the extent (A) not pertaining to the Division Business or the Purchased Assets or (B) arising from or relating to the Division Business or the Purchased Assets on or prior to the Closing Date;

                  (ii) any debts or  liabilities of Seller (other than the trade payables set forth on Schedule 2.3(a)(ii) and the current liabilities set forth on Schedule 2.3(a)(iii)) including, without limitation, any amounts or obligations due or arising under any financing documents or equipment financing arrangements, bank debt, accounts payable, indebtedness to Affiliates and any other debts or liabilities;

                  (iii) the  expenses  of Seller  referred  to in Section  11.13 hereof;

                  (iv) any  obligations  that arise under any guaranty or surety arrangement made by Seller or any of its shareholders;

                  (v) (A) any Taxes  incurred  or  payable  with  respect to the
            Division Business and the Purchased Assets on or prior to the Closing Date including, without limitation, any taxes due pursuant to the transactions contemplated by this Agreement, and (B) any liability of Seller for Taxes (including pursuant to the transactions contemplated by this Agreement);

                  (vi) (A) any debts,  liabilities or obligations arising out of
            Seller's payroll obligations or Employee Benefit Plans, and (B) any debts, liabilities or obligations arising out of the employment or termination of employment of any employees of Seller, whether or not arising from the transactions contemplated herein;

                  (vii) any product  liability or warranty claim,  other than as set forth in the Assumed Contracts, with respect to any products or services sold by Seller in connection with the conduct of the Division Business on or prior to the Closing Date; and

                  (viii)  any  debts,  liabilities  or  obligations,   known  or
            unknown, contingent or liquidated or otherwise, pertaining to the Excluded Assets.


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2.4   Nonassignable   Assets.   Anything  in  this  Agreement  to  the  contrary
notwithstanding, this Agreement shall not constitute an Agreement to sell, assign, transfer, convey or sublease any Purchased Asset, including any Permit and any Assumed Contract, if an attempted sale, assignment, transfer, conveyance or sublease thereof without the consent of another Person or Persons is prohibited by any applicable Law or would constitute a breach of, or in any way affect the rights of Seller or Purchaser with respect to, such Purchased Asset (any such Purchased Asset being referred to as a "Nonassignable Asset"). Seller shall use reasonable efforts, and Purchaser shall cooperate with Seller in all reasonable respects, to obtain and satisfy all consents and to resolve all impracticalities of sale, assignment, transfer, conveyance or sublease necessary to sell, assign, transfer, convey or sublease any and all Nonassignable Assets (or any interest therein) in accordance with this Agreement. If any such consent is not obtained and is required to effectively assign a Purchased Asset, Seller will use its reasonable efforts to provide, or cause to be provided, to Purchaser the full claims, rights and benefits of or under such Nonassignable Assets. To the extent that Purchaser is provided the benefits pursuant to this
Section 2.4 of any Assumed Contract, Purchaser shall perform for the benefit of the other Persons that are parties thereto the obligations thereunder of Seller and pay, discharge and satisfy any related liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such liabilities to Purchaser, would be Assumed Liabilities.

                                  ARTICLE III
                            PAYMENT OF PURCHASE PRICE

3.1 Purchase Price.

            (a) The  consideration  to be paid by  Purchaser  to Seller  for the
Purchased Assets (the "Purchase Price") is the aggregate of (1) Six Hundred Thousand Dollars (US$600,000), as may be adjusted pursuant to Section 3.2 hereof, (2) the amount of the Estimated Net Working Capital (subject to the adjustments set forth in Sections 3.5 and 3.6 hereof) (collectively, the "Closing Date Cash Payment") and (3) the assumption and/or discharge the Assumed Liabilities. The Closing Date Cash Payment shall be paid as set forth below:

                  (i) At the Closing,  Purchaser  shall pay by wire  transfer of immediately available funds to such account as is specified by Seller at least two (2) Business Days prior to such date, the sum of
            (A) Five Hundred Thousand Dollars (US$500,000) and (B) the amount of the Estimated Net Working Capital.

                  (ii) At the Closing,  Purchaser  shall pay by wire transfer of immediately available funds the sum of One Hundred Thousand Dollars (US$100,000) (the "Escrow Amount") to Herrick, Feinstein LLP (the "Escrow Agent") which amount shall be held in escrow by the Escrow Agent pursuant to the terms and provisions of the escrow agreement in the form attached hereto as Exhibit F (the "Escrow Agreement").


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

3.2 Accounts Receivable Adjustment. Purchaser shall use commercially reasonable efforts to collect the Accounts Receivable for the six (6) period immediately following the Closing Date. On the date that is six (6) months after the Closing Date (or as soon as is practicable thereafter), Purchaser shall deliver to Seller an initial report (the "Initial Report") setting forth the amount of the Accounts Receivable that have not been collected by Purchaser (the "AR Shortfall"). Seller shall have ten (10) Business Days from the receipt of the Initial Report to review the same. For the purpose of such review, the Purchaser agrees to permit, or to cause Purchaser's accountant to permit, the Seller and its accountants access to examine all invoices, records, working papers, schedules and other documentation related to the Accounts Receivable. In the event of any discrepancy of the AR Shortfall set forth on the Initial Report, the Seller may dispute such discrepancy and Purchaser and Seller agree to work diligently to resolve such discrepancy within ten (10) Business Days of the date Seller asserts such discrepancy. Upon resolution of any discrepancies, Purchaser shall circulate a revised report (the "Final Report") setting forth the AR Shortfall which reflects the resolution of all discrepancies. If Seller does not dispute the Initial Report, the Initial Report shall be deemed to be the Final Report. Seller shall refund to Purchaser the amount of such AR Shortfall by causing an amount equal to the AR Shortfall to be disbursed from the Escrow Amount in accordance with the Escrow Agreement, and to the extent the Escrow
Amount is insufficient to cover such amount, Seller shall make a payment in immediately available funds to Purchaser for the unpaid portion of the AR Shortfall amount. Notwithstanding anything to the contrary contained herein, the calculation of the AR Shortfall shall exclude any uncollected Accounts Receivable which were taken into consideration in the calculation of the Closing Balance Sheet (as hereinafter defined). Purchaser shall return to Seller all uncollected Accounts Receivable which comprise the AR Shortfall or which are taken into consideration in the calculation of the Closing Balance Sheet (the "Returned AR"). Seller shall then have the right to collect all of any unpaid, or the unpaid portion of, any Accounts Receivable for which Seller has refunded to Purchaser the AR Shortfall.

3.3 Inventory Count and Determination of Inventory Valuation. As close to, but prior to, the Closing Date as reasonably possible, Purchaser and Seller shall jointly conduct a physical review of the Inventory, during which they shall (i) complete a count of the Inventory (the "Inventory Count"), (ii) determine and agree to the Inventory Valuation as of the Closing Date in accordance with GAAP, as consistently applied with past practices, net of reserves, at the lower of cost or market on a first-in first-out basis, and (iii) jointly prepare and execute a statement setting forth the Inventory Count and the Inventory Valuation.

3.4 Estimated Closing Balance Sheet. Seller, in consultation with Purchaser, shall prepare an estimated balance sheet of the Division Business conveyed as of the Closing Date (the "Estimated Closing Balance Sheet"), and shall deliver such Estimated Closing Balance Sheet to Purchaser not later than three (3) days prior to the Closing Date. The Estimated Closing Balance Sheet shall be prepared in accordance with GAAP pursuant to the procedures set forth on Schedule 3.4 hereto. Accompanying the Estimated Closing Balance Sheet shall be a schedule prepared by Seller consistent with the Estimated Closing Balance Sheet setting forth the calculations of the estimated Net Working Capital based on the Estimated Closing Balance Sheet as of the Closing Date (the "Estimated Net Working Capital"). For purposes of preparing the


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Estimated  Closing  Balance  Sheet and  calculating  the  Estimated  Net Working
Capital (i) the value of the Inventory shall be the Inventory Valuation determined pursuant to Section 3.3 and (ii) accounts receivable shall be valued net of an allowance for doubtful accounts determined in accordance with GAAP, it being understood and agreed that any receivable uncollected within one hundred twenty (120) days after the invoice date shall be considered a doubtful account.

3.5 Closing Balance Sheet.

            (a) Purchaser shall prepare a balance sheet of the Division Business conveyed as of the Closing Date (the "Closing Balance Sheet"), and shall deliver such Closing Balance Sheet to Seller not later than sixty (60) days after the Closing. The Closing Balance Sheet shall be prepared in accordance with GAAP and reviewed by Purchaser's independent auditors. Accompanying the Closing Balance Sheet shall be a schedule prepared by Purchaser consistent with the Closing Balance Sheet setting forth the calculation of Net Working Capital as of the Closing Date. The Closing Balance Sheet and the Net Working Capital as of the Closing Date shall be prepared and calculated in accordance with the procedures set forth in Section 3.4.

            (b) The Closing Balance Sheet and the calculation of Net Working Capital based on the Closing Balance Sheet shall be conclusive and binding upon the parties hereto unless Seller objects in writing to any item or items shown thereon or omitted therefrom within twenty (20) Business Days after delivery thereof to Seller. If Seller shall have timely delivered to Purchaser a notice disputing one or more such items, specifying in reasonable detail each of Seller's objections, the parties shall each use commercially reasonable efforts through authorized officers to resolve the objections in good faith. If no resolution is reached within twenty (20) Business Days after the notice of objection is given, then the issues that remain in dispute shall be promptly submitted to Deloitte & Touche or, if such firm does not accept the engagement to make such determination, another nationally recognized independent accounting firm to be agreed upon by the parties hereto (the "Independent Accountant") for review and resolution. The Independent Accountant shall determine all items in dispute and deliver its written report thereon to the parties within twenty (20) Business Days after such dispute is submitted to it, and such written report shall be conclusive and binding upon the parties (absent manifest error). The fees and expenses of the Independent Accountant shall be shared equally by Purchaser and Seller.

3.6 Post-Closing Working Capital Adjustments. The Purchase Price shall be subject to adjustment after the Closing Balance Sheet and the calculation of Net Working Capital based on the Closing Balance Sheet becomes conclusive and binding upon the parties as follows:

            (a) In the event that Net Working Capital as calculated based on the Closing Balance Sheet is less than the Estimated Net Working Capital, then Seller shall be required to pay Purchaser the amount of such shortfall, plus interest thereon from the Closing Date through and including the date of determination at the rate publicly announced by Citibank, N.A. as its prime rate in effect as of the date of such determination ("Interest"). In the event that the Net Working Capital as calculated based on the Closing Balance Sheet is equal to the Estimated Net

Working  Capital then no payments  shall be required to be made pursuant to this
Section 3.6(a). In the event that the Net Working Capital as calculated based on the Closing Balance Sheet is greater than the Estimated Net Working Capital, then Purchaser shall be required to pay Seller the amount of such excess, plus Interest.

            (b) Any payment due pursuant to the provisions of Sections 3.6(a) hereof shall be made within five (5) Business Days after the Closing Balance Sheet and the calculations of Net Working Capital based on the Closing Balance Sheet become conclusive and binding upon the parties, in cash by wire transfer of immediately available funds to such account as Purchaser or Seller, as the case may be, shall designate in writing.

3.7 Allocation of Purchase Price. The Purchase Price shall be allocated to the Purchased Assets as agreed by Purchaser and Seller and as set forth prior to the Closing on Schedule 3.7 hereto (the "Allocation"), subject to any adjustment in the Closing Date Cash Payment pursuant to the provisions of Sections 3.5 and
3.6. Purchaser and Seller agree (i) to file Internal Revenue Service Form 8594, and all other required federal, state, local and foreign tax returns and forms, in accordance with the Allocation, (ii) to provide the other promptly with any other information required to complete Form 8594 and with a copy of such form after it is filed and (iii) not to take a position for financial reporting or tax purposes (including before any Governmental Authority charged with the collection of any tax, or in any judicial hearing) that is inconsistent with the Allocation, unless otherwise required by applicable Law following written notice to the other party.

                                   ARTICLE IV
                                     CLOSING

4.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the law offices of Herrick, Feinstein LLP, located at 2 Penn Plaza, Newark, New Jersey 07105 at 10:00 a.m., local time, no later than ten (10) days after satisfaction or waiver of all other conditions to the obligations of the parties as set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the "Closing Date"); provided, however, that the Closing shall be deemed effective as of 11:59 p.m. on the day preceding the Closing Date.

4.2 Transactions on the Closing Date.

            (a) Deliveries by Seller. At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser (unless delivered previously) the following:

                  (i) the Bill of Sale duly executed by Seller;

                  (ii) the Assignment and Assumption  Agreement duly executed by
            Seller;

                  (iii) the Patent  Assignment  and  Assumption  Agreement  duly executed by Seller;

                  (iv) the Trademark  Assignment and  Assumption  Agreement duly executed by Seller;

                  (v) the License Agreement duly executed by Seller;

                  (vi) the Escrow Agreement;

                  (vii) a transition  services  agreement by and between  Seller and Purchaser, dated as of the date hereof in the form attached hereto as Exhibit G (the "Transition Services Agreement"); and

                  (viii) the Books and Records;

                  (ix) an incumbency  and specimen  signature  certificate  with respect to the officers of Seller executing the Agreement and the Other Agreements;

                  (x) a certificate from the secretary of the Board of Directors of Seller indicating that the Board of Directors has authorized the execution, delivery and performance of this Agreement and the Other Agreements;

                  (xi) proof of the  satisfaction  and  discharge of any and all
            Encumbrances on the Purchased Assets;

                  (xii) such other deeds, bills of sale, endorsements, assignments, affidavits, and other good and sufficient instruments of sale, assignment, transfer and conveyance in form and substance satisfactory to Purchaser which are required to effectively vest
            Purchaser with good and marketable title in and to all of the Purchased Assets; and

                  (xiii)  the  agreements,   certificates  and  other  documents
            required to be delivered pursuant to Section 8.01.

            (b) Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered (unless delivered previously) to Seller the following:

                  (i) the  Purchase  Price,  in the  manner set forth in Section
            3.1(a) hereof;

                  (ii) the Bill of Sale duly executed by Purchaser;

                  (iii) the Assignment and Assumption Agreement duly executed by
            Purchaser;

                  (iv) the Patent  Assignment  and  Assumption  duly executed by
            Purchaser;

                  (v) the Trademark  Assignment and Assumption  duly executed by
            Purchaser;

                  (vi) the License Agreement duly executed by Purchaser;

                  (vii) the Escrow Agreement;

                  (viii) the Transition Services Agreement;

                  (ix) an incumbency  and specimen  signature  certificate  with respect to the officers of Purchaser executing the Agreement and the Other Agreements;

                  (x) a copy  of the  resolutions  of the  member  of  Purchaser authorizing the execution, delivery and performance of the Agreement and the Other Agreements; and

                  (xi) the agreements, certificates and other documents required to be delivered pursuant to Section 8.02.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser as of the date of this Agreement, as follows:

5.1 Organization; Standing; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite corporate power and authority to own the Purchased Assets and to carry on the Division Business as now conducted and as proposed to be conducted. Seller is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions listed on
Schedule 5.1 hereto, which are the only jurisdictions in which the character of the Purchased Assets or the nature of the Division Business transacted by it makes such qualification necessary.

5.2 Authority Relative to this Agreement.

            Seller has all necessary corporate power and authority to execute and deliver this Agreement, the Other Agreements and any other documents to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Other Agreements and any other documents to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Seller. This Agreement and the documents and instruments to be executed and delivered by Seller pursuant hereto have been and will be duly and validly executed and delivered by Seller and, subject to the due authorization, execution and delivery by the other party or parties thereto, this Agreement, the Other Agreements and any other documents and instruments to be executed and delivered by it pursuant hereto constitute valid and binding agreements of Seller enforceable against Seller in accordance with their terms except to the extent such enforceability may be limited by bankruptcy laws and other laws affecting creditors' rights and under general principles of equity.

5.3 Consents and Approvals; No Violations. The execution and delivery by Seller of this Agreement, the Other Agreements and any other documents and instruments to be executed and delivered by Seller pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, either individually or in the aggregate, do not and will not (i) require any further corporate proceedings on the part of Seller, (ii) violate or conflict with the Articles of Incorporation, Bylaws or other charter documents applicable to Seller, (iii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iv) except as set forth on
Schedule 5.6(b), conflict in any material respect with, require consent under, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, acceleration, cancellation, suspension, impairment, forfeiture or nonrenewal under, any of the terms, conditions or provisions of any of the Assumed Contracts, Intangible Rights, Permits, Warranties, or any other agreement, instrument or obligation by which Seller is bound in respect of the Division Business or by which any of the Purchased Assets may be bound or affected or result in the imposition of any Encumbrance on the Purchased Assets, or (v) result in a violation in any material respect of any Law or any Order of any Governmental Authority by which Seller or any of the Purchased Assets is bound.

5.4 Title and Condition of Purchased Assets.

            (a) The Seller has good, valid and marketable title to all of the Purchased Assets (other than any leased assets included therein, which are the subject of Section 5.4(b) hereto, and any licensed assets, which are the subject of Section 5.5 hereto), free and clear of all Encumbrances, and at the Closing will convey good, valid and marketable title to all such Purchased Assets to Purchaser, free and clear of all Encumbrances. The Purchased Assets (i) constitute all of the assets used in or required to carry on the Division Business as presently conducted, except as set forth on Schedule 5.4(a), (ii) are adequate for the purposes for which such Purchased Assets are currently used or held for use and (iii) conform in all material respects to all applicable Laws, ordinances, Orders, regulations or governmental or contractual requirements relating to their operation, and (b) the Equipment is in good working order and has been properly used and maintained in accordance with commercially reasonable and prudent policies and practices as followed by companies in the same business as the Division Business.

            (b) Schedule 5.4(b) hereto sets forth a list of every lease agreement to which Seller is a party relating to any of the Purchased Assets (the "Leases"). Except as set forth on Schedule 5.4(b), Seller has good and valid leasehold interests in all items of personal property subject to the Leases, free and clear of all Encumbrances, and at the Closing will convey good and valid leasehold interests in all such items of personal property, free and clear of all Encumbrances. Seller has provided to Purchaser a complete and accurate copy of each Lease, including all amendments and exhibits thereto, each of which is in full force and effect. Seller has not received notice of any event of default under any of the Leases. Except as set forth in
Schedule 5.4(b), none of such leased Purchased Assets are subject to any sublease, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any portion thereof. All personal property leased pursuant to the Leases is in all material respects in the condition required of such property by the terms of the Lease applicable thereto.

5.5 Intangible Rights.

            (a) Schedule 5.5(a) is a true and complete list of all Intangible Rights held or used in connection with the Division Business and which are owned by or licensed to Seller (with an indication as to whether Seller is a licensor or licensee in respect thereof, if applicable). Except as set forth on Schedule 5.5(a): (i) Seller is the sole and exclusive owner or licensee of the Intangible Rights and has the sole and exclusive right to use the Intangible Rights in the same manner in which it has been or is now using them, (ii) there are no claims, demands or proceedings pending or, to the Knowledge of Seller, threatened, that pertain to or challenge the validity or effectiveness of the Intangible Rights or the right of Seller to own or use the Intangible Rights, (iii) Seller has not granted, and has no obligation to grant, any licenses or other rights with respect to the Intangible Rights, (iv) Seller has not sold, and has no obligation to sell, any of the Intangible Rights or any other intangible property or rights previously owned by Seller, and (v) to the Knowledge of Seller, the Intangible Rights are not being infringed upon by any other person. The operation of the Division Business, and the use of any of the Intangible Rights in connection with the Division Business, does not violate any license or agreement with any third party or, to the Knowledge of Seller, infringe any rights of any third party.

            (b) Except as set forth on Schedule 5.5(b), the Intangible Rights which are being transferred to Purchaser hereunder and the rights granted to Seller pursuant to the terms and conditions of the License Agreement represent all the intellectual property used by Seller in connection with the conduct of the Division Business and constitute all of the intellectual property assets, rights and interests necessary to conduct the Division Business in substantially the same manner as conducted by Seller prior to the Closing Date.

            (c) Following the consummation of the transactions contemplated by this Agreement, and except as set forth on Schedule 5.5(a) or Schedule 5.5(b), Purchaser shall have good and valid title, free and clear of all Encumbrances, or possess adequate licenses or other rights to use, all of the intellectual property owned by or licensed to Seller which is used in, or necessary for the operation of, the Division Business as a going concern in the manner in which it is currently conducted.

            (d) There are no royalties, honoraria, fees or other payments payable by Seller to any Person in connection with the conduct of the Division Business or the ownership of the Purchased Assets, other than as set forth in the contracts listed in Schedule 5.5(d).

5.6 Contracts.

            (a) Except for the Assumed Contracts or as set forth in Schedule 5.6(a) hereto, Seller is not a party to or bound by any agreement, contract, arrangement, lease, license, understanding, commitment or instrument that affects or is related to the Division Business or the Purchased Assets or the consummation of the transactions contemplated hereby. The agreements, contracts, arrangements, leases, licenses, understandings, commitments and instruments set forth on Schedule 5.6(a) are hereinafter collectively referred to as the "Contracts."

            (b) Schedule 5.6(b) sets forth a list of all of the Contracts to be assumed by Purchaser at the Closing (the "Assumed Contracts"), and includes a summary specifying the subject matter and material performance obligations under any oral contract included therein, the parties thereto and the date and terms thereof. Except as set forth on Schedule 5.6(b) hereto and except to the extent enforceability may be limited by bankruptcy laws and other laws affecting creditors' rights and under general principles of equity, each of the Assumed Contracts is assignable, valid, binding and in full force and effect, is enforceable by the Seller in accordance with its terms and, except as set forth in Schedule 5.6(b) hereto, has not been modified or amended, and there has not been any cancellations or, to the Knowledge of Seller, threatened cancellations of any Assumed Contract, nor any pending or, to the Knowledge of Seller, threatened disputes thereunder. Except as set forth in Schedule 5.6(b) hereto, Seller has paid all payments and sums due under the Assumed Contracts and performed all obligations required to be performed by it to date under such Assumed Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Except as set forth on
Schedule 5.6(b) hereto, no consents or approvals of any person other than of Seller is necessary to sell, assign, convey, transfer and deliver any and all rights and interests in the Assumed Contracts. Seller has provided Purchaser with true and complete copies of each Assumed Contract (including all amendments thereto).

5.7 Restrictions on Division Business Activities. There is no agreement, judgment, injunction, order, decree or other instrument binding upon Seller which has or could reasonably be expected to have the effect of prohibiting any business practice of Seller in relation to the Division Business or the conduct of the Division Business by Purchaser assuming that Purchaser operates the Division Business after the Closing as it is currently conducted by Seller and intended to be conducted by Seller.

5.8 Financial Information.

            (a) The gross sales of the Division Business as of the twelve-month period ended December 31, 2004 were $6,558,297 and the gross sales of the Division Business as of the eight-month period ended September 30, 2005 were $4,813,800.

5.9 Absence of Changes or Events. Since December 31, 2004, Seller has operated the Division Business in the ordinary course consistent with past practice and no event, circumstance, occurrence, fact, condition, change, development or effect exists or has occurred that, either individually or in the aggregate, has had or resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Without limiting the generality of the foregoing, except to the extent set forth on Schedule 5.9 hereto, since December 31, 2004 Seller has not:
(a) mortgaged, pledged, or subjected to lien, charge, security interest or other Encumbrance any of the Purchased Assets; (b) terminated, amended or failed to renew or received any notice of termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal of any Assumed Contract, Permit or Intangible Right; (c) , settled or agreed to settle any litigation, action or proceeding before any Governmental Authority affecting the Division Business or the Purchased Assets; (d) had any change in its relations with its employees, agents, customers or suppliers of the Division Business, which change has had or would be reasonably likely to have a Material Adverse Effect; (e) made any change in accounting principles or methods, or in the manner of keeping books, accounts and records of the Division Business, which change has had or would be reasonably likely to have a Material Adverse Effect; (f) entered into any transaction other than in the ordinary course of the conduct of the Division Business; or (g) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (f) of this Section 5.9.

5.10 Taxes. Seller is not aware of any audit or other proceeding or investigation by any tax authority, or of any position taken on a Tax Return of Seller which position could reasonably be expected to give rise to any Encumbrances upon any of the Purchased Assets.

5.11 Employee Benefit Plans. All required employer or employee contributions, premiums, and Taxes under or with respect to the Employee Benefit Plans due to be made or paid as of the date hereof have been made by Purchaser. The respective fund or funds established under the Employee Benefit Plans are funded in accordance with all applicable laws.

5.12 Compliance with Law; Permits. Seller is in compliance with all applicable statutes, judgments, decrees, Laws (including, without limitation, Environmental
Laws), ordinances, rules, regulations, requirements, writs, injunctions and Orders of any Governmental Authority relating to all operations conducted by Seller in connection with the Division Business. Seller holds all Permits required for the operation of the Division Business, including, without limitation, the sale of products of the Division Business, and has provided copies of all such Permits to Purchaser including, but not limited to, those Permits set forth on Schedule 5.12 hereto. Except as set forth on Schedule 5.12, all such Permits are valid, effective and in good standing, are freely transferable to Purchaser, and the execution of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any adverse consequences with respect to any such Permit, including any suspension, modification or revocation thereof. No communication, whether from a Governmental Authority or otherwise, has been received by Seller and no investigation or review is, pending or, to the Knowledge of Seller, threatened by any Governmental Authority with respect to
(a) any alleged violation by Seller of any Permit, Law, ordinance, regulation, requirement or Order of any Governmental Authority (including, without limitation, any applicable health, sanitation, fire, safety, zoning or building permit law, ordinance, regulation, requirement or order) relating to the operations of Seller in connection with the Division Business or (b) any alleged failure to have all Permits required in connection with the operations conducted by Seller with respect to the Division Business.

5.13 Insurance. Seller has all necessary insurance policies to adequately cover the operations of the Division Business and the Purchased Assets as of the date hereof. All such insurance policies are valid and binding and will remain in full force and effect as of the date hereof, all premiums due thereunder have been paid in full and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Schedule 5.13 hereto contains a description of the claims experience relating to the Division Business and the Purchased Assets since January 1, 2002 under all policies of insurance and any self-insurance programs relating to the Division Business, whether or not now in force, in the name of or to the benefit of Seller, including but not limited to a description of all settled and outstanding claims thereunder.

5.14 Litigation. Except as set forth in Schedule 5.14, there has not been any claim, action, lawsuit, governmental inquiry or investigation or legal, administrative or arbitration action or proceeding pending or, to the Knowledge of Seller, threatened relating to the Division Business or the Purchased Assets, nor the Knowledge of Seller, is there any basis for any such action. No claim, action, lawsuit, inquiry, proceeding or investigation identified on Schedule
5.14 could, if adversely decided, be expected to have a Material Adverse Effect. Seller is not subject to any restrictions or limitations under any judgment, Order, decree, writ, injunction or license of any Governmental Authority pertaining to the conduct of the Division Business.

5.15 Suppliers and Customers.

            (a) Schedule 5.15(a) hereto sets forth a list of the current customers of the Division Business whose annual purchases are $25,000 or more. Since January 1, 2004, Seller has not received any notification from any of the customers listed on Schedule 5.15(a) hereto that any such customer is canceling or otherwise terminating its relationship with Seller and Seller does not know of any such customer contemplating taking any such action.

            (b) Schedule 5.15(b) hereto sets forth a list of the current suppliers of the Division Business whose annual billings are $25,000 or more. Since January 1, 2004, Seller has not received any notification from any of the suppliers listed on Schedule 5.15(b) hereto that any such supplier is canceling or otherwise terminating its relationship with Seller and Seller does not know of any such supplier contemplating taking such action.

5.16 Product Warranties. Except as set forth on Schedule 5.16, Seller has not given or offered any warranty covering any products or services sold or distributed by it in connection with the conduct of the Division Business, and Seller has not extended to its customers any indemnification or guarantee. Except for the warranties set forth in the Assumed Contracts listed on Schedule 5.16, there are no other warranties made by the Division Business to its customers.

5.17 Absence of Certain Business Practices. Seller has not, nor, to the Knowledge of Seller, any of its agents or any other Person associated with or acting for or on behalf of any of it, has directly or indirectly (a) made any contribution or gift which contribution or gift is in violation of any applicable Law or is not consistent with past practice, (b) made any bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of Seller or any Affiliate, or (iv) in violation of any Law or legal requirement, or (c) established or maintained any fund or asset of Seller that has not been recorded in the books and records of Seller.

5.18 Brokers and Finders. Neither Seller nor its Affiliates, nor any officer, director, shareholder or employee of Seller or any such Affiliates has employed any broker, finder or investment banker or incurred any liability for any commission, brokerage or investment banking fee or finder's fee in connection with the transactions contemplated by this Agreement, nor has any such person taken any action which would result in any such fees or liabilities being the obligation of Purchaser.

5.19 Disclosure. No representation or warranty made by Seller in this Agreement or in any other writing furnished pursuant hereto contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller, as of the date of this Agreement, as follows:

6.1 Organization; Standing; Qualification. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to purchase, own and operate the Purchased Assets and the Division Business as now conducted and as proposed to be conducted. Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification necessary.

6.2 Authority Relative to this Agreement. Purchaser has all necessary power and authority to execute and deliver this Agreement, the Other Agreements and any other documents to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Other Agreements and any other documents to be executed and delivered by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Purchaser. This Agreement and the documents and instruments to be executed and delivered by Purchaser pursuant hereto have been and will be duly and validly executed and delivered by Purchaser and, subject to the due authorization, execution and delivery by the other party or parties thereto, this Agreement, the Other Agreements and any other documents and instruments to be executed and delivered by it pursuant hereto constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms.

6.3 Consents and Approvals; No Violations. The execution and delivery by Purchaser of this Agreement, the Other Agreements and any other documents and instruments to be executed and delivered by Purchaser pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, either individually or in the aggregate, do not and will not, (i) require any further corporate proceedings on the part of Purchaser, (ii) violate or conflict with the constituent documents of Purchaser (iii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any
Governmental Authority, (iv) conflict in any material respect with, require consent under, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, acceleration, cancellation, suspension, impairment, forfeiture or nonrenewal under, any of the terms, conditions or provisions of any agreement, instrument or obligation by which Purchaser or any of its assets or properties is bound, or (v) result in a violation in any material respect of any Laws or any Order of any Governmental Authority by which Purchaser is bound.

6.4 Brokers and Finders. Except as set forth on Schedule 6.4, neither Purchaser nor any of its Affiliates nor any officer, manager, member or employee of Purchaser or any such Affiliate has employed any broker, finder or investment banker or incurred any liability for any commission, brokerage or investment banking fee or finder's fee in connection with the transactions contemplated by this Agreement, nor has any such person taken any action which would result in any such fees or liabilities being the obligation of Seller.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

7.1 Access to Information; Confidentiality. From and after the Closing Date, (a) Seller shall keep confidential and not release or disclose to third parties (except as required by law, compulsory legal process, or to Seller's attorneys and other business advisors for purposes of evaluating the transaction contemplated hereby) (i) the Purchase Price or the other material terms and conditions of this Agreement and (ii) for a period of five (5) years from the date hereof, all proprietary, non-public or confidential business or technical information relating to or concerning the Division Business or the Purchased Assets; and (b) Purchaser shall keep confidential and not release or disclose to third parties (except as required by law, compulsory legal process, or to Purchaser's attorneys and other business advisors for purposes of evaluating the transaction contemplated hereby) for a period of five (5) years from the date hereof, all proprietary, non-public or confidential business or technical information relating to or concerning the Seller or the Excluded Assets.

7.2 Public Announcements. Except as required by applicable Law, neither party hereto shall, nor shall it permit any of its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of Purchaser.

7.3 Certain Tax Matters.

            (a) Seller shall be responsible for and shall pay all Taxes relating to the Purchased Assets and the Division Business for all taxable periods (or portions thereof) ending on or prior to the Closing, and for the portion of the taxable period through and including the Closing in the case of any taxable period which includes but does not end on the Closing (a "Straddle Period") (collectively, "Pre-Closing Taxes"). Seller shall file all Tax Returns required to be filed with respect to Taxes relating to the Purchased Assets and the Division Business for all taxable periods ending on or prior to the Closing. Purchaser shall be responsible for and shall pay all Taxes relating to the Purchased Assets and the Division Business for (i) the portion of the taxable period from and after the Closing in the case of any Straddle Period and (ii) any taxable period which commences after the Closing. Purchaser shall file all Tax Returns required to be filed with respect to Taxes relating to the Purchased Assets and the Division Business for all Straddle Periods. Taxes attributable to a Straddle Period shall be allocated between Seller and Purchaser based, for the Seller, on the proportion of the number of days in such period through such Closing compared to the total number of days in such taxable period, and with respect to Purchaser, to the number of days in such period after such Closing compared to the total number of days in such taxable period; provided, however, that Taxes assessed or levied on specific transactions attributable to a Straddle Period shall be allocated to Seller or Purchaser, as the case may be, in accordance with whether the transaction giving rise to the imposition of such Taxes was undertaken before the Closing or after the Closing. Whenever in accordance with this section Seller shall be required to pay to Purchaser an amount in respect of Pre-Closing Taxes, such payment shall be made promptly after demand therefor is made.

            (b) Seller and Purchaser shall cooperate with each other and provide each other with such assistance as reasonably may be requested by either of them in connection with the preparation of any Tax Return or any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to any liability for Taxes under this Agreement. The party requesting assistance hereunder shall reimburse the party providing assistance for all reasonable third-party out-of-pocket expenses incurred in providing such assistance.

            (c) All sales and transfer taxes arising from the consummation of the transactions contemplated hereby shall be borne by Seller. Seller shall prepare and file all Tax Returns in connection with all such sales and transfer taxes and shall provide Purchaser with copies thereof at least five (5) Business Days before they are due to be filed.

7.4 Non-Compete and Non-Solicitation.

            (a) Seller will not, and Seller will cause each of its Affiliates not to, directly or indirectly (i) engage in any business competitive with the Division Business in the United States (the "Geographic Region") for the six (6) month period immediately following the Closing Date, or (ii) solicit any employee of Purchaser or any former employee of Seller engaged in the Division Business within the Geographic Region to terminate his or her employment with Purchaser, for the three (3) year period immediately following the Closing Date. Seller further agrees that during the two (2) year period immediately following the Closing Date, in the event

(A) Seller acquires or is acquired by a Person which is engaged in a business competitive with that of the Division Business or (B) Seller internally develops a business which is competitive with that of the Division Business, Seller shall not market or sell the products or services of such business under the name, trade name or trademark "Checkpoint", or any derivative thereof. Seller will be deemed to be competing with Purchaser in violation of Section 7.4(a)(i) or soliciting a customer of Purchaser, employee of Purchaser or a former employee of Seller in violation of Section 7.4(a)(ii), as the case may be, if Seller or any of its Affiliates engages or participates directly or indirectly in any activity or activities described Sections 7.4(a)(i) or (a)(ii) within the Geographic Region, whether for its own account or for that of any other Person or as a shareholder, partner or investor controlling any such Person or as a principal, agent, representative, proprietor or partner or in any other capacity; provided, however, that Seller may purchase or otherwise acquire up to 4.99% of any class of securities of any Person (but may not otherwise participate in any way in the activities of such Person) if such securities are listed on any national or regional securities exchange and have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, Seller shall not be in violation of this Section 7.4(a) if Seller conducts any activity (other than activities relating or similar to the Division Business) in which Seller was engaged on or prior to the Closing Date.

            (b) Seller hereby acknowledges that a violation or threatened violation of any of the provisions of this Section 7.4 will result in Purchaser sustaining irreparable harm, which result could not be fully redressed by the payment of damages to Purchaser, and, therefore, in addition to any other remedies which Purchaser may have under this Agreement or otherwise, Purchaser shall be entitled to injunctive relief enjoining or restraining any such violation, in addition to any other legal remedies available to Purchaser at law or in equity for such breach, and Seller shall not object to any application or issuance of such injunction. If for any reason any court of competent jurisdiction shall find any of the provisions of this Section 7.4(b) unreasonable in duration or in geographic scope or otherwise, the prohibitions contained herein shall be restricted to such time and geographic areas as such court determines to be reasonable. Such restriction shall apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made.

7.5 Employees.

            (a) Except as specifically set forth in Section 7.5(b) below, (i) Purchaser is not hiring any employees of Seller or assuming any employment contracts pursuant to this Agreement and (ii) all liabilities with respect to any employees of Seller involved in or employed in connection with the Division Business, including, without limitation, wages, bonuses, commissions, benefits, workers' compensation, disability and termination or severance payments, shall remain the responsibility of Seller and are Retained Liabilities.

            (b) Purchaser agrees to consider for employment, on the same basis as all other applicants, any employee of Seller who elects to apply for employment with Purchaser. Purchaser intends to hire those employees of Seller set forth on Schedule 7.5 (the "Hired Employees") as of the Closing Date. The Hired Employees shall be at-will employees of

Purchaser from and after the Closing Date and shall receive such compensation and benefits are is determined by Purchaser.

            (c) During the one (1) year period immediately following the Closing Date, Purchaser shall permit each of the Hired Employees to cooperate with Seller in any legal or quasi-legal matter, such as governmental or private legal actions, investigations or other proceedings. Seller shall reimburse such Hired Employees for any pre-approved costs and expenses incurred by the Hired Employees in connection with such cooperation.

            (d) Notwithstanding anything to the contrary herein contained, no employee or former employee is or shall be construed as a third party beneficiary under this Section 7.5 or any other provision of this Agreement.

7.6 Litigation.

            (a) Notice of Claims. Seller shall provide Purchaser with written notice of any litigation, claim, action, investigation, suit or other proceeding asserted against Seller after the Closing Date, which arise out of or otherwise relate to the Division Business. Such notice shall be given by Seller within fifteen (15) days of its knowledge of the existence of such litigation, claim, action, investigation, suit or proceeding and shall identify the claimant, the nature of the dispute and the remedies sought by the claimant.

            (b) Settlement of Claims. Seller shall not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, settle, compromise or otherwise discharge any litigation, claim, action, investigation, suit or other proceeding, whether or not pending or threatened as of the Closing Date or commenced hereafter, which arise out of or otherwise relate to the Division Business, including, without limitation, any litigation disclosed in Schedule 5.14.

7.7 Collection of Accounts Receivable. From and after the Closing, (i) Seller shall deliver to Purchaser any checks or other forms of payment tendered to Seller in payment of any Accounts Receivable (other than any payment of any Returned AR) and (ii) Purchaser shall deliver to Seller any checks or other forms of payment tendered to Purchaser in payment of any Returned AR. If any such payments are made by a check payable to the order of Seller, then Seller shall endorse and deliver such check to Purchaser.

7.8 Preserve Accuracy of Representations and Warranties.

      Each of the parties hereto shall refrain from taking any action that would render any representation or warranty contained herein inaccurate as of the Closing Date. During the period from the date hereof and through the Closing Date, each party hereto shall promptly notify each other upon becoming aware of any facts or circumstances that cause or are reasonably likely to cause any of such parties' disclosures set forth in any Schedule hereto to be untrue or inaccurate.

7.9 Operations Prior to the Closing Date.

      Between the date hereof and the Closing Date, except with the prior written approval of the Purchaser, the Seller shall operate and carry on the Division Business only in the ordinary course and as is presently operated and Seller shall keep and maintain the assets of the Division Business in substantially the same operating condition and repair (normal wear and tear excepted) as currently maintained and maintain the Division Business intact and preserve the goodwill of the suppliers, contractors, licensors, employees, customers and distributors of the Division Business.

7.10 Schedule Update.

      On or prior to the date that is two (2) days prior to the Closing Date, Seller shall deliver to Purchaser the following updated Schedules: Schedule 2.1(a)(v), Schedule 2.1(a)(ix), Schedule 2.2(d), Schedule 2.3(a)(ii) and
Schedule 2.3(a)(iii).

                                  ARTICLE VIII
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

8.1 Conditions to Obligations of Purchaser.

      The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby shall be, at the option of Purchaser, subject to the fulfillment, on or before the Closing Date, of each of the following conditions (provided that Purchaser's election to close despite the non-satisfaction of one or more of the following conditions shall not be deemed a waiver by Purchaser of any of its rights under this Agreement or a waiver by Purchaser of any of Seller's obligations under this Agreement):

            (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date), the covenants and agreements contained in this Agreement and the Other Agreements to be complied with by Seller on or before the Closing shall have been complied with.

            (b) Proceedings and Documents. All corporate and other proceedings of Seller in connection with this Agreement and the transactions contemplated hereby and the Other Documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

            (c) Consents and Approvals. All consents, approvals, authorizations, exemptions and waivers from third parties and Governmental Authorities that are required by Law or which are necessary in order to enable Purchaser to consummate the transactions contemplated hereby and to operate the Division Business substantially in the same manner in which Seller has operated the Division Business prior to the date hereof shall have been duly obtained and effective on and as of the Closing Date. Without limiting the generality of the foregoing, Purchaser shall have obtained the written consent, waiver or approval to the assignment of each of the Assumed Contracts by the counterparty thereto to the extent required thereunder.

            (d) Deliveries at Closing. Seller shall have executed and delivered to Purchaser the Other Agreements as well as such other assignments, registrations, endorsements, bills of sale, deeds, assignments and other instruments of transfer and conveyance, and such other agreements, instruments, certificates and documents, all in form and substance reasonably satisfactory to Purchaser, as shall be effective to vest in Purchaser all of the right, title and interest of Seller in and to the Purchased Assets free and clear of all Encumbrances, and as shall be necessary to fully effectuate the transactions contemplated hereby. Seller shall also deliver to Purchaser all Books and Records, and shall use its commercially reasonable efforts to take all such steps as may be necessary to put Purchaser in actual possession and operating control of the Division Business and the Purchased Assets.

            (e) No Adverse Changes. Between the date of this Agreement and the Closing Date, there shall not have occurred any damage to, or destruction or loss of, any of the Purchased Assets, whether or not covered by insurance, nor shall there have occurred any other event or condition, any of the foregoing of which has had or may reasonably be expected to have a material Adverse Effect.

            (f) No Proceeding or Litigation. No action or legal proceeding shall have been commenced by or before any Governmental Authority against either Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated hereby which Purchaser believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect.

            (g) Audit Opinion. Issuance of a "clean" audit opinion by Rothstein Kass, the certified public accountants engaged by Purchaser, of the (i) balance sheets of the Division Business for the years ended 2002, 2003 and 2004 and (ii) profits and losses statements of the Division Business for the years ended 2003 and 2004 (the "Audit Opinion").

            (h) Certificate of Executive Officer of Seller. Purchaser shall have received a certificate, dated the Closing Date, executed by the chief executive officer of Seller, certifying that each of the conditions set forth in Section 8.1(a), (b), (e) and (f) have been satisfied.

8.2 Conditions to Obligations of Seller. The obligations of Seller under this Agreement to consummate the transactions contemplated hereby shall be, at the option of Seller, subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (provided that Seller's election to close despite the non-satisfaction of one or more of the following conditions shall not be deemed a waiver by Seller of any of its rights under this Agreement or a waiver by Seller of any of Purchaser's obligations under this Agreement):

            (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date), the covenants and agreements contained in this Agreement and the Other Agreements to be complied with by Seller on or before the Closing shall have been complied with.

            (b) Proceedings and Documents. All corporate and other proceedings of Purchaser in connection with this Agreement and the transactions contemplated hereby and the Other Documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

            (c) No Proceeding or Litigation. No action or legal proceeding shall have been commenced by or before any Governmental Authority against either Seller or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated hereby which Seller believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect.

            (d) Deliveries at Closing. Purchaser shall have executed and delivered to Seller the Other Agreement, as well as such other assignments, registrations, endorsements, bills of sale, deeds, assignments and other instruments of transfer and conveyance, and such other agreements, instruments, certificates and documents, all in form and substance reasonably satisfactory to Seller, as shall be necessary to fully effectuate the transactions contemplated hereby.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1 Survival of Representations and Covenants. Each representation and warranty made by any party to this Agreement shall survive the Closing for a period of eighteen (18) months following the Closing Date. Notwithstanding the foregoing, the representations and warranties contained in Section 5.10 and Section 5.11 shall survive until sixty (60) days after the expiration of the applicable statute of limitations and the representations and warranties contained in
Section 5.1, Section 5.2, Section 5.3 and Section 5.4 shall survive indefinitely. Each covenant and agreement made by any party to this Agreement shall survive the Closing indefinitely, unless a shorter period is specifically set forth in such covenant or agreement.

9.2 Indemnification.

            (a) Seller's Agreement to Indemnify. Subject to the terms and conditions of this Article IX, Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its members, officers, directors, employees, agents, Affiliates, successors and permitted assigns (the "Purchaser Group"), after consummation of the Closing, from and against any and all losses, liabilities, costs, expenses (including reasonable attorneys' fees) penalties, fines and damages (collectively, "Damages") incurred by any member of the Purchaser Group to the extent arising from or attributable to (i) the breach of any representation or warranty of Seller contained in this Agreement or any of the Other Agreements, (ii) any breach of any covenant or agreement of Seller contained in this Agreement or any of the Other Agreements (iii) the Excluded Liabilities or (iv) any litigation disclosed on Schedule 5.14. Claims by any member of the Purchaser Group under this Section 9.2(a) are referred to individually as a "Purchaser Claim" or collectively, as "Purchaser Claims." Notwithstanding the foregoing, Seller not have any liability under Section 9.2(a)(i) for Damages in excess of One Hundred Thousand Dollars ($100,000) (the "Indemnity Cap"); provided, however, the Indemnity Cap shall not apply to any fraudulent or intentionally wrongful act or omission of Seller. For the avoidance of doubt, the Indemnity Cap is not applicable to the payment by Seller of any AR Shortfall nor to the payment of any post-closing working capital adjustment pursuant to Section 3.6 hereof.

            (b) Purchaser's Agreement to Indemnify. Subject to the terms and conditions of this Article IX, Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its members, officers, directors, employees, agents, Affiliates, successors and permitted assigns (the "Seller Group"), after consummation of the Closing, from and against any and all Damages incurred by any member of the Seller Group to the extent arising from or attributable to (i) the breach of any representation or warranty of Purchaser contained in this Agreement or any of the Other Agreements, (ii) any breach of any covenant or agreement of Purchaser contained in this Agreement or any of the Other Agreements or (iii) the Assumed Liabilities. Claims by any member of the Seller Group under this Section 9.2 (b) are referred to individually as a "Seller Claim" or collectively, as "Seller Claims," and Seller Claims together with Purchaser Claims are herein collectively referred to as "Claims" and each a "Claim."

9.3 Conditions of Indemnification.

            (a) The obligations  and liabilities of an indemnifying  party under
Section 9.2 hereof with respect to Purchaser Claims or Seller Claims made by third parties shall be subject to the following terms and conditions:

                  (i) an indemnified  party shall give written notice of a Claim to the indemnifying party promptly after becoming aware thereof, which notice shall specify in reasonable detail the amount, nature and source of the Claim and include therewith copies of any notices or other documents received from third parties with respect to such Claim; provided, however, that failure to give such notice shall not limit the right of an indemnified party to recover indemnity or reimbursement except to the extent that the indemnifying party suffers any prejudice or harm with respect to such Claim as a result of such failure. The indemnified party shall also provide the indemnifying party with such further information concerning any such Claims as the indemnifying party my reasonably request by written notice.

                  (ii) until all of the Escrow  Amount has been  disbursed,  any
            Person having a Purchaser Claim shall give all notices of claims for indemnification, and all such Purchaser Claims shall be satisfied, in accordance with the terms of this Agreement and the Escrow Agreement;

                  (iii) in the event all of the Escrow Amount has been disbursed, the indemnified party will give the indemnifying party written notification of any Purchaser Claim or Seller Claim made by third parties, and the indemnifying party shall have the right, so long as it acts with reasonable diligence to defend such claim, to undertake the defense thereof by counsel and other representatives chosen by it in each case reasonably acceptable to the indemnified party;

                  (iv) in the event the  indemnifying  party assumes the defense of a claim, the indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel employed by the indemnified party shall be at its expense, unless (A) the indemnified party is required to retain separate counsel due to a conflict of interest with the indemnifying party or (B) the indemnifying party fails to act with reasonable diligence in defending such Claim;

                  (v) if the  indemnifying  party,  within  twenty (20) Business
            Days after notice of any such Purchaser Claim or Seller Claim, fails to agree in writing to defend the indemnified party against which such Purchaser Claim or Seller Claim has been asserted or thereafter fails to reasonably defend such indemnified party, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Purchaser Claim or Seller Claim on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party thereafter to assume such defense in accordance with this Section 9.3); provided that the indemnified party shall not, without the written consent of the indemnifying party, settle or compromise any Purchaser Claim or Seller Claim, as the case may be, or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnifying party a release from any and all liability or obligation in respect to such Purchaser Claim or Seller Claim, as the case may be;

                  (vi) no Claim shall be settled without the indemnified party's prior written consent, which consent shall not be unreasonably withheld or delayed, unless the settlement involves only the payment of monetary consideration by the indemnifying party and includes an unconditional release of the indemnified party; and

                  (vii) whether or not an indemnifying party chooses to defend a
            Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

            (b) Anything in this  Section 9.3 to the  contrary  notwithstanding,
(i) if there is a reasonable probability that a Purchaser Claim or a Seller Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Purchaser Claim or Seller Claim; provided, however, that if such Purchaser Claim or Seller Claim is settled without the indemnifying party's consent (which consent shall not be unreasonably withheld, delayed or conditioned), the indemnified party shall be deemed to have waived all rights hereunder against the indemnifying party for money damages arising out of such Purchaser Claim or Seller Claim, and (ii) with respect to any Purchaser Claims or Seller Claims relating to Taxes, the indemnifying party shall not settle or compromise any Purchaser Claim or Seller Claim or enter into any closing or other final agreement with any taxing authority without the written consent of the indemnified party.

9.4 Disclosure. No action by either party to determine the extent of indemnified Damages, including voluntary disclosure to Governmental Authorities or potential claimants, shall in any way affect any member of the Seller Group or the Purchaser Group's right to indemnification hereunder, as the case may be.

                                   ARTICLE X
                            TERMINATION OF AGREEMENT

10.1  Events  of  Termination.   This  Agreement  may  be  terminated,  and  the
transactions contemplated hereby may be abandoned, at any time prior to Closing:

            (a) by the mutual consent of Purchaser and Seller; or

            (b) by the Seller on the one hand, or the Purchaser, on the other hand, if the other party shall have materially breached or failed in any respect to comply with any of its covenants, agreements or obligations under this Agreement, or if any of the representations and warranties of such other party contained in this Agreement shall have been inaccurate in any material respect when made or become inaccurate in any respect at any time prior to the Closing;

            (c) by Purchaser, if Purchaser is unable to obtain the Auditor's Opinion by December 31, 2005;

            (d) by the Seller or the Purchaser, if the Closing shall not have occurred prior to December 31, 2005; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any party whose failure to fulfill any covenant, obligation or agreement under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

10.2 Effect of Termination. In the event that either party shall elect to terminate this Agreement pursuant to any provision contained herein expressly giving such party the right to terminate this Agreement, this Agreement shall forthwith terminate and have no further effect and no party shall have any further obligation or liability in respect of such termination (except with respect to those provisions hereof which expressly survive any termination of this Agreement), provided, that the provisions of Sections 7.1 and 11.13 shall survive any such termination and be enforceable hereunder and provided, further, that nothing in this Section 10.2 shall relieve either party hereto of any liability for its breach of this Agreement.

10.3 Waiver. At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 Further Assurances. Whenever and so often as requested by either party hereto, the other party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary and reasonably required in order to further and more fully vest in such other party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement. Without limiting the generality of the foregoing, Seller agrees to hold in trust for Purchaser and promptly remit to Purchaser any payments that Seller receives in respect of the Purchased Assets, or in respect of the Division Business conducted with the Purchased Assets following the Closing.

11.2 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the documents and instruments to be executed and delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof, supersede all prior agreements and understandings among the parties with respect thereto, including, without limitation, that certain letter of intent dated September 7, 2005 between Parent and Seller, and no party shall be liable or bound to any other party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

11.3 Successors and Assigns. This Agreement may not be assigned by any party hereto without the written consent of Purchaser and Seller; provided, however, that Purchaser may assign its rights hereunder to any Affiliate which assumes the obligations of Purchaser hereunder, but no such assignment shall relieve Purchaser of any such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns except to the extent such enforceability may be limited by bankruptcy laws and other laws affecting creditors' rights and under general principles of equity. Notwithstanding anything to the contrary set forth herein, in the event of a conveyance, sale or other disposition of all or any portion of the Division Business and/or the Purchased Assets, Purchaser may from time to time assign and transfer to the purchaser thereof, all of the interest, rights and remedies of Purchaser in, to and with respect to the indemnification obligations of Seller set forth in
Article IX. Seller and its Affiliates and their successors and assigns hereby expressly consent to such assignment or assignments. Notwithstanding anything to the contrary set forth herein, in the event of a conveyance, sale or other disposition of all or substantially all of Seller's remaining business and/or assets, Seller may assign and transfer to the Purchaser thereof, all of the interest, rights and remedies of Seller in, to and with respect to the indemnification obligations of Purchaser set forth in Article IX. Purchaser and its Affiliates and their successors and assigns hereby expressly consent to such assignment or assignments. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey excluding its conflicts of law principles. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (a) submits to the exclusive jurisdiction of any New Jersey state court or any federal court sitting in the State of New Jersey, (b) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (c) waives any claim that such action or proceeding has been brought in an inconvenient forum and (d) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under
Section 11.12 shall be deemed good, proper and effective service upon such party.

11.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.6 Waiver of Compliance. Without limiting Purchaser's right to indemnification pursuant to Section 9.2 for Damages incurred as a result of third party claims, suits or proceedings, Purchaser agrees that Seller's non-compliance with any applicable bulk transfer provisions of the Uniform Commercial Code will not be deemed a breach or default under any representation or warranty by Seller made under or in connection with this Agreement.

11.7 Amendments and Waivers. This Agreement may not be modified, nor may any term or provision hereof be waived or discharged, except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or discharge is sought. No such waiver or discharge shall be deemed to be or shall constitute a waiver or discharge with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or discharge shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or discharge.

11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic method.

11.9 Captions. The table of contents, headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.10 Certain References. The term "herein," "hereof" "hereunder" or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. The word "including" shall mean "including without limitation", whether or not expressed. Unless otherwise stated, all references herein to Articles, Sections, subsections or other provisions are references to Articles, Sections, subsections or other provisions of this Agreement.

11.11 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

11.12 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier, facsimile transmission (with confirmation of receipt) or mailed (postage prepaid and by certified or registered mail, return receipt requested):

                         If to Seller, to:

                              Checkpoint Systems, Inc.
                              101 Wolf Drive
                              Thorofare, New Jersey 08086
                              Attention: John Van Zile
                              Telephone: 856-384-3115
                              Facsimile: 856-848-5297

                         If to Purchaser, to:

                              LQ Corporation, Inc.
                              888 Seventh Avenue, 17th Floor
                              New York, New York 10019
                              Attention: William Fox, CEO
                              Telephone: 212-974-5700
                              Facsimile: 212-586-7684

                              with a copy to:

                              Herrick, Feinstein LLP
                              2 Penn Plaza, 11th Floor
                              Newark, New Jersey 07105
                              Attention: Daniel A. Swick, Esq.
                              Telephone: 973-274-2010
                              Facsimile: 973-274-6401

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered or telecommunicated or delivered by overnight courier or on the fifth business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof.

11.13 Expenses. Purchaser and Seller shall bear and pay their own respective costs and expenses incurred by them (including but not limited to counsel, financial advisory and accounting fees and expenses) in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Purchaser shall bear any costs incurred by Seller relating to the preparation of audited financial statements of the Division Business for purposes of the transactions contemplated herein.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                          SIELOX, LLC


                                          By: ____________________________
                                              Name:
                                              Title:


                                          CHECKPOINT SYSTEMS, INC.


                                          By: ____________________________
                                              Name:
                                              Title:

                                    EXHIBIT A
                                   DEFINITIONS

      The following terms, as used in the Agreement, have the following meanings:

      "Affiliate" shall mean, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, and also includes any stockholder, member, officer, manager or director of such Person.

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated as of the Closing Date, between Seller and Purchaser, in the form attached hereto as Exhibit B, pursuant to which Seller shall assign to Purchaser the Assumed Contracts Obligations and Purchaser shall assume the Assumed Contract Obligations.

      "Assumed Contract Obligations" shall mean the liabilities and obligations arising after the Closing Date under the Assumed Contracts which Purchaser shall assume pursuant to the Assignment and Assumption Agreement; provided that the Assumed Contract Obligations shall not include (i) any payments required to be made, or costs or other expenses required to be incurred, by Seller on or prior to the Closing Date with respect to any Assumed Contract, or (ii) any liabilities or obligations resulting from a breach by Seller of an Assumed Contract or any of its duties or obligations thereunder on or prior to the Closing.

      "Balance Sheet" shall mean the balance sheet of Seller as it pertains to the Division Business, as of December 31, 2004.

      "Bill of Sale" shall mean the Bill of Sale, dated as of the Closing Date, from Seller to Purchaser in the form attached hereto as Exhibit C, pursuant to which Seller shall transfer the Purchased Assets to Purchaser.

      "Business Day" shall mean a day of the year on which banks are not required or authorized to be closed in the State of New York.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, together with all regulations issued or promulgated thereunder.

      "Employee Benefit Plan" shall mean all compensation, benefit, bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, group insurance, death benefit, cafeteria, dependent care, hospitalization or other medical, dental, vision, life, supplemental unemployment benefits, vacation pay, welfare, profit sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(2) of ERISA, and the rules and regulations promulgated thereunder), that is maintained or contributed to by Seller for the benefit of any employee of Seller (an "Employee Benefit Plan").

      "Encumbrances" shall mean any mortgages, liens, pledges, security interests, leases, options or rights in third persons to acquire or lease, charges, adverse interests, judgments, claims, encumbrances, restrictions or defects of any nature whatsoever.

      "Environmental Laws" shall mean any and all federal, state, local and foreign, civil and criminal laws, statutes, rules, ordinances, codes, regulations, permits relating to the protection of health and the environment, worker health and safety and or governing the use, handling, storage, discharge or disposal of Hazardous Substances, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC ss.9601 et. seq., the Resource Conservation and Recovery Act, 42 USC ss.6901 et. seq., the Occupational Health and Safety Act, 29 USC ss.651 et. seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC ss.136 et. seq.; and the state analogues thereto, all as amended or superseded from time to time.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued or promulgated thereunder, and all other Laws relating to the employment and compensation of employees.

      "Financial Statements" shall mean the audited balance sheet and statements of earnings, shareholders' equity and cash flows of Seller as of, and for each of the fiscal years ended December 31, 2004 and December 31, 2003, respectively and the interim balance sheet and statement of earnings, shareholders' equity and cash flows of Seller as of and for the six (6) month period ended, June 30, 2005.

      "GAAP"  shall  mean  U.S.   generally  accepted   accounting   principles,
consistently applied.

      "Governmental Authority" shall mean any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether Federal, state, local or foreign.

      "Hazardous Substance" shall mean petroleum and petroleum products, radioactive materials, asbestos-containing materials, radon, lead-based paint, polychlorinated biphenyls, pesticides and any other chemicals, substances, wastes or materials regulated by any Environmental Law.

      "Inventory Valuation" shall mean the value of the Inventory as determined in accordance with Section 3.2 hereof.

      "Knowledge of Seller" means the best knowledge, after reasonable inquiry, at any time, of Seller and the officers and directors of Seller.

      "Laws" shall mean any statutes, ordinances, rules, regulations, orders, writ or other laws of any Governmental Authority.

      "License Agreement" means that Intellectual Property License Agreement, dated as of the Closing Date, between Seller and Purchaser in the form attached hereto as Exhibit H.

      "Material Adverse Effect" means any material adverse effect on the properties, operations, assets, prospects, condition (financial or otherwise), liabilities, or results of operations of the Division Business.

      "Net Working Capital" means the inventory, accounts receivable and prepaid expenses of the Division Business included in the Purchased Assets, minus the accounts payable and accrued expenses of the Division Business included in the Assumed Liabilities.

      "Orders" shall mean any orders, writs, injunctions, judgments, decrees or awards of any Governmental Authority.

      "Other Agreements" shall mean the Bill of Sale, the Assignment and Assumption Agreement, the Patent Assignment and Assumption Agreement, and the Trademark Assignment and Assumption Agreement.

      "Patent Assignment and Assumption Agreement" shall mean the Patent Assignment and Assumption Agreement, dated as of the Closing Date, between Seller and Purchaser, in the form attached hereto as Exhibit D.

      "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust, trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

      "Taxes" shall mean any domestic or foreign federal, state or local taxes, levies, imposts, duties or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed thereon, whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise (including any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, federal highway use, commercial rent or environmental tax).

      "Tax Returns" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting information) required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Trademark Assignment and Assumption Agreement" shall mean the Trademark Assignment and Assumption Agreement, dated as of the Closing Date, between Seller and Purchaser in the form attached hereto as Exhibit E.

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of November ___, 2005, by and between SIELOX, LLC, a Delaware limited liability company ("Purchaser"), and CHECKPOINT SYSTEMS, INC., a Pennsylvania corporation ("Seller"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain asset purchase agreement by and between Seller and Purchaser (the "Asset Purchase Agreement").

                              W I T N E S S E T H:

      WHEREAS, pursuant to Asset Purchase Agreement, dated as of the date hereof, Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser the Purchased Assets; and

      WHEREAS, the Asset Purchase Agreement requires Purchaser to assume, as of the date hereof, and perform and discharge when due, certain liabilities and obligations of Seller.

      NOW, THEREFORE, pursuant to the terms of the Asset Purchase Agreement and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Assumed Liabilities. Seller hereby assigns to Purchaser, and Purchaser hereby assumes from Seller, all Assumed Liabilities specifically set forth in
Section 2.3(a) of the Asset Purchase Agreement.

      2. Retained Liabilities. Other than as specifically stated in Section 1 of this Agreement, Purchaser does not assume, and Purchaser shall not be liable or obligated in any way for any Excluded Liabilities.

      3. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all the parties hereto.

      4. Governing Law. The interpretation and performance of this Agreement shall be governed by and in accordance with the laws of the State of New Jersey without regard to such State's conflicts of law principles.

      5. Conflicts. This Agreement is delivered pursuant to and is subject to the Asset Purchase Agreement. In the event that any provision hereof conflicts with any provision of the Asset Purchase Agreement, the Asset Purchase Agreement shall be deemed to govern and correctly evidence the intentions of the parties.

      IN WITNESS WHEREOF, each party hereto has duly executed this Agreement on the date and year first above written.

                                            CHECKPOINT SYSTEMS, INC.


                                            By:  ____________________________
                                                 Name:
                                                 Title:


                                            SIELOX, LLC


                                            By:  ____________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT C

                                  BILL OF SALE

                                  BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS THAT pursuant to the Asset Purchase Agreement dated as of November 2, 2005 (the "Asset Purchase Agreement") by and between CHECKPOINT SYSTEMS, INC., a Pennsylvania corporation ("Seller"), and SIELOX, LLC, a Delaware limited liability company ("Purchaser"), for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby sell, transfer, deliver and assign unto Purchaser, the Purchased Assets as set forth in Section 2.1 of the Asset
Purchase Agreement, intending to hereby convey all of the right, title and interest of Seller therein, free and clear of all Encumbrances.

      This Bill of Sale is executed and delivered in connection with the Asset Purchase Agreement and notwithstanding anything to the contrary set forth herein, nothing hereby shall in any way vary the express promises, agreements, representations and warranties of Seller set forth in the Asset Purchase Agreement.

      Notwithstanding anything to the contrary set forth or implied in the foregoing paragraphs hereof, the Excluded Assets listed in Section 2.2 of the Asset Purchase Agreement are specifically excluded from this Bill of Sale and are not being sold to Purchaser.

      The interpretation and performance of this Bill of Sale shall be governed by and in accordance with the laws of the State of New Jersey without regard to such State's conflicts of law principles.

      All capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.

                                       CHECKPOINT SYSTEMS, INC.


                                       By:____________________________
                                          Name:
                                          Title:

                                    EXHIBIT D

                                PATENT ASSIGNMENT

                        PATENT ASSIGNMENT AND ASSUMPTION

      Patent Assignment ("Assignment") dated as of this ____ day of November, 2005 (the "Effective Date"), between CHECKPOINT SYSTEMS, INC., a Pennsylvania corporation ("Assignor") and SIELOX, LLC, a Delaware limited liability company ("Assignee").

      WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated November 2, 2005;

      WHEREAS, Assignor owns all right, title and interest in and to the patent applications listed in Schedule A, and the inventions disclosed therein;

      WHEREAS, Assignee is desirous of acquiring said patents, and said interest in said patent applications and inventions.

      NOW, THEREFORE, in consideration of the sum of One Dollar and other good and valuable executed consideration, the full receipt and sufficiency of all of which are hereby acknowledged and intending to be legally bound hereby, the undersigned Assignor, hereby agrees to sell, assign, transfer and convey and by these presents does sell, assign, transfer and convey unto the above-named Assignee, the whole and entire right, title and interest in and to the inventions described in the patent applications listed in Schedule A, for the territory of the United States and its possessions and territories and all foreign countries;

      in and to the patent applications listed in Schedule A and any and all related United States and foreign patent applications disclosing said inventions, including provisionals, non-provisionals, divisions and continuations thereof, along with all rights of priority created by said patent application under any treaty relating thereto; and

      in and to all United States and foreign patents which may be granted on any and all of said patent applications, including extensions, reissues and reexamination certificates thereof;

said inventions, applications and patents to be held and enjoyed by the above-named Assignee, for Assignee's own use and benefit, and for Assignee's successors and assigns to the full end of the terms for which said patent(s) may be granted, as fully and entirely as the same would have been held by the undersigned Assignor had this assignment and sale not been made; and for the aforesaid consideration Assignor hereby covenants, agrees and undertakes to execute, whenever requested by the above-named Assignee, all patent applications, assignments, lawful oaths and any other papers which Assignee may deem necessary or desirable for securing to Assignee or for maintaining for Assignee all the patent(s) hereby assigned or agreed to be assigned; all without further compensation to the undersigned Assignor.

      It is agreed that Assignor shall be legally bound, upon request and at the expense of Assignee or its successors or assigns or a legal representative thereof, to supply all information and evidence of which the undersigned has knowledge or possession, relating to the making and practicing of said invention, to testify in any legal proceeding relating thereto.

      Assignor  hereby  warrants  that  no  assignment,   sale,  agreement,   or
encumbrance has been or will be made or entered into which would conflict with this Assignment.

Signed this ____ day of November, 2005.

CHECKPOINT SYSTEMS, INC.


                                                                          (Seal)
_______________________________________________________________
Name:
Title:


SIELOX, LLC


                                                                          (Seal)
_______________________________________________________________
Name:
Title:

                                   Schedule A

---------------------------------------------------------------------------------------------------------------------
Patent Appl. No.    Filing Date      Inventor(s)       Title
---------------------------------------------------------------------------------------------------------------------
10/948,901                           Monaco            System and Method for Adjusting Access Control Level Based on
                                                       Homeland Security
---------------------------------------------------------------------------------------------------------------------
11/068,142                           Monaco,           System and Method for Adjusting Access Control Level Based on
(continuation                        Roberts and       Homeland Security
in part)                             Clare
---------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                              TRADEMARK ASSIGNMENT

                       TRADEMARK ASSIGNMENT AND ASSUMPTION

      This Trademark Assignment ("Assignment") is made on this __ day of November, 2005, between CHECKPOINT SYSTEMS, INC., a Pennsylvania corporation, ("Assignor") and SIELOX, LLC, a Delaware limited liability company ("Assignee").

      WHEREAS, Assignor, and Assignee have entered into an Asset Purchase Agreement dated November 2, 2005;

      WHEREAS, Assignor is the owner of all right, title and interest in and to the marks listed on the attached Schedule A and Schedule B, the federal applications and registrations therefor, and the common law rights therein (collectively, the "Marks"), together with the goodwill of the business developed through the use of the Marks;

      WHEREAS, Assignee is desirous of acquiring all of Assignor's rights in and to the Marks, together with the goodwill of the business symbolized thereby;

      WHEREAS, this Assignment and Assumption may be recorded by Assignee in its sole discretion as it deems appropriate with the United States Patent and Trademark Office.

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over to Assignee, its entire right, title, interest in and to the Marks, and the goodwill of the business associated with the Marks, including the right to sue for and receive all damages from past and future infringements of the Marks, the same to be held and enjoyed by Assignee, its successors and assigns. Assignor agrees that it will execute such documentation as may be necessary in the future to effectuate this Assignment.

Signed this ___ day of November, 2005.

CHECKPOINT SYSTEMS, INC.


______________________________________
Name:
Title:


SIELOX, LLC


______________________________________
Name:
Title:

                                   SCHEDULE A

--------------------------------------------------------------------------------------------------------------------
                                        EAC Trademark Registration Status
--------------------------------------------------------------------------------------------------------------------
                                                                S/N,      if  Registration #,
#              Word Mark                           Status        applied for    if granted         Notes, Liens
--------------------------------------------------------------------------------------------------------------------
8            FILE MASTER              (R)        registered       76447363       2957481                --
--------------------------------------------------------------------------------------------------------------------
1              LANLINK                (TM)       applied for      76613781         --                   --
--------------------------------------------------------------------------------------------------------------------
9               MIRAGE                (R)        registered       73756996       1564238           First Union
--------------------------------------------------------------------------------------------------------------------
10            MIRAGE SG               (R)        registered       74352354       1841256           First Union
--------------------------------------------------------------------------------------------------------------------
16             OPTIMCOM               (TM)      unregistered         --            --                   --
--------------------------------------------------------------------------------------------------------------------
11             PERFORMA               (R)        registered       75620430       2349126           First Union
--------------------------------------------------------------------------------------------------------------------
2              PINNACLE               (TM)       applied for      76351094         --                   --
--------------------------------------------------------------------------------------------------------------------
12          PROXIMITY PLUS            (R)        registered       76249298       2698513                --
--------------------------------------------------------------------------------------------------------------------
4               SIELOX                (TM)          dead          74427082         --                   --
--------------------------------------------------------------------------------------------------------------------
5               SIELOX                (TM)          dead          73563498       1420854               **
--------------------------------------------------------------------------------------------------------------------
13            THRESHOLD               (R)        registered       73756121       1545229           First Union
--------------------------------------------------------------------------------------------------------------------
14           THRESHOLD 95             (R)        registered       75189981       2165211           First Union
--------------------------------------------------------------------------------------------------------------------
15       THRESHOLD ENTERPRISE         (R)        registered       76106052       2776132                --
--------------------------------------------------------------------------------------------------------------------
3          THRESHOLDACCESS            (TM)       applied for      76617046         --                   --
--------------------------------------------------------------------------------------------------------------------

      **    USPTO shows assignment to Checkpointsielox by Sielox

                                   Schedule B

                                Common Law Marks

o     OPTICOM

                                    EXHIBIT F

                                ESCROW AGREEMENT

                                    EXHIBIT G

                          TRANSITION SERVICES AGREEMENT

                                    EXHIBIT H

                              IP LICENSE AGREEMENT